                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

CHECK THE APPROPRIATE BOX:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /  Confidential, for use of the Commission only (Rule 14a-6(e)(2))

     AIG ALL AGES FUNDS, INC.
         (Name of Registrant as Specified In Its Charter)

     AIG ALL AGES FUNDS, INC.
         (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3)  Per unit price or other underlying value of transaction computed
     pursuant to Exchange Act Rule 0-11   (Set forth the amount on which
     the filling fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the   filing for which the offsetting fee
     was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

     1)  Amount Previously paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                [PRELIMINARY PROXY MATERIAL FOR SEC REVIEW ONLY]


                               FROM THE PRESIDENT

                                             November ___, 1997

Dear Shareholder:

     Enclosed is a proxy statement relating to your investment in the AIG All Ages Funds. The enclosed materials relate to a single proposal. The shareholders of each of the two Funds in the complex are being asked to consider a Plan of Liquidation and Dissolution (the "Plan") for the Funds at a special shareholders meeting to be held on December 19, 1997.

     An important feature of the Plan involves the amendment of the Fund manager's guarantees. The amended guarantees will ensure that all shareholders who hold their shares until the liquidation date will receive a price for their shares that is higher than the related Fund's current net asset value per share, and will also ensure that all shareholders will receive proceeds equal to at least their original investment, plus any sales charges paid, on shares held until the liquidation. The benefits of the amended guarantee will be available only with respect to shares held until the liquidation date. Proceeds of all earlier redemptions will be calculated at the applicable Fund's then-current net asset value per share. The enclosed materials provide a detailed description of the Plan and the manager's guarantee, and we recommend that you read them carefully.

     The Board of Directors of your Fund, which has unanimously approved the Plan and believes that the Plan is in the best interests of each Fund and its shareholders, recommends that you vote "FOR" the approval of the Plan.

     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. WE URGE YOU TO READ THE ENCLOSED MATERIALS CAREFULLY, AND TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOUR PROMPT RESPONSE WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION MAILINGS.

     Thank you for your attention to this matter and for your continued interest and support.

                                     Very truly yours,


                                     -------------------------------------------
                                     Daniel K. Kingsbury, President and Director
                                     AIG All Ages Funds, Inc.

                            AIG ALL AGES FUNDS, INC.
                                 505 Carr Road
                             Wilmington, DE  19809

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 1997

To Our Shareholders:

Notice is hereby given that a special meeting of the shareholders of the AIG Children's World Fund - 2005 (the "Children's Fund") and the AIG Retiree Fund - 2003 (the "Retiree Fund") (collectively, the "Funds") will be held on December 19, 1997, at 10:00 a.m. (Eastern Time) at 400 Bellevue Parkway, Wilmington, DE 19809 (the "Meeting"). The Meeting has been called for the following purposes:

    1.  To vote on approval of the liquidation of the AIG Children's World Fund
        - 2005 and the AIG Retiree Fund - 2003 and the subsequent dissolution of AIG All Ages Funds, Inc., (the "Company") pursuant to the provisions of a Plan of Liquidation and Dissolution approved by the Company's Board of Directors (the shareholders of each Fund will vote separately on this proposal with respect to such Fund); and

     2. To transact such other business as may properly come before the Meeting.

     The Funds' shareholders of record at the close of business on November 3, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof. Your vote is important, no matter how many shares you owned on the record date.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AT THE MEETING AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. TO AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM, IT IS MOST IMPORTANT FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                    By Order of the Board of Directors

                                    Gary M. Gardner
                                    Secretary


The date of this Notice is November __, 1997

                            AIG ALL AGES FUNDS, INC.
                                 505 Carr Road
                             Wilmington, DE  19809


                                PROXY STATEMENT

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 19, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AIG All Ages Funds, Inc., a Maryland corporation (the "Company"). Proxies will be voted at a special meeting of the shareholders ("Shareholders") of the AIG Children's World Fund - 2005 (the "Children's Fund") and the AIG Retiree Fund - 2003 (the "Retiree Fund")(each a "Fund" and collectively the "Funds") to be held on December 19, 1997 at 10:00 a.m. (Eastern Time) at 400 Bellevue Parkway, Wilmington, DE 19809, and at any adjournment thereof (the "Meeting"). This Proxy Statement, accompanied by a Notice of the Special Meeting and a Proxy Card, was first mailed to Shareholders on or about November __, 1997.

     At the Meeting, Shareholders of each Fund will be asked to vote on approval of the liquidation of that Fund and the dissolution of the Company pursuant to the provisions of the Plan of Liquidation and Dissolution attached hereto as Exhibit A (the "Plan"). A quorum of one-third of the outstanding shares of each Fund must be present (in person or by proxy) in order to conduct business with respect to that Fund at the Meeting. The Shareholders of each Fund will vote separately on the liquidation and dissolution proposal, and with respect to each Fund, the affirmative vote of Shareholders holding a majority of the outstanding shares of such Fund's common stock ("Shares") is required for approval of the proposal with respect to that Fund. The Company's Board of Directors (the "Board" or the "Directors") recommends that Shareholders vote "FOR" the liquidation of the Funds and dissolution of the Company.

     Shareholders of record at the close of business on November 3, 1997 (the "Record Date") are entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each Share of a Fund held as of the Record Date. As of the Record Date, there were ___ Shares of the Children's Fund and ___ Shares of the Retiree Fund issued and outstanding and the net assets of the Children's Fund and Retiree Fund were approximately $___ and $___, respectively.

     The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies will vote your Shares in favor of the proposal described in this Proxy Statement and they may, in their discretion, vote upon such other matters as may properly come before the Meeting. Any person giving a proxy may revoke it at any time prior to its use by giving written notice of such revocation to the Company prior to the Meeting, by delivering a subsequently dated proxy to the Company prior to the Meeting, or by attending and voting at the Meeting in person.

     If a quorum with respect to either Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve the liquidation and dissolution proposal with respect to a Fund are not received, the persons named as proxies may propose one or more adjournments of the Meeting with respect to that Fund to be held within a reasonable time after the date originally set for the Meeting (but not more than 120 days after the original Record Date for the Meeting) to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote in favor of any such adjournment if such proxies instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment if such proxies instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjourned meeting.

     Proxies will be solicited primarily by mail. However, proxies may also be solicited by telephone, telegraph, facsimile or personal interview conducted by certain officers or employees of the Fund. Shareholder Communications Corporation has been retained, at an estimated cost of $2,500, to solicit proxies for the Funds (see Section X - Additional Information). These Costs will not be borne by the Funds.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FUNDS' MOST RECENT ANNUAL REPORTS AND THE MOST RECENT SEMI-ANNUAL REPORTS SUCCEEDING THE ANNUAL REPORTS, TO A SHAREHOLDER UPON WRITTEN REQUEST TO AIG ALL AGES FUNDS, INC., 505 CARR ROAD, WILMINGTON, DELAWARE, 19809 OR BY CALLING THE INVESTOR SERVICES UNIT OF THE COMPANY'S DISTRIBUTOR AT 1-800-862-3984.



                                   PROPOSAL 1
                                   ----------

             PROPOSAL TO LIQUIDATE THE FUNDS, AND TO DISTRIBUTE THE
            PROCEEDS TO SHAREHOLDERS, FOLLOWED BY DISSOLUTION OF THE
         COMPANY, PURSUANT TO THE PROVISIONS OF THE PLAN OF LIQUIDATION
           AND DISSOLUTION (NOTE: THE SHAREHOLDERS OF EACH FUND WILL
          VOTE SEPARATELY ON THIS PROPOSAL WITH RESPECT TO SUCH FUND)
          ------------------------------------------------------------

I. INTRODUCTION AND BACKGROUND

     At a meeting held on October 15, 1997, the Company's Board of Directors, including the Directors who are not "interested persons" of the Funds, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), unanimously approved the Plan of Liquidation and Dissolution, and recommended its approval by the Shareholders of both Funds.

     The Children's Fund and the Retiree Fund are each diversified series of AIG All Ages Funds, Inc., an open-end management investment company organized as a Maryland corporation and registered under the 1940 Act. The Children's Fund first sold shares to the public on December 15, 1995 and the Retiree Fund first sold shares to the public on April 17, 1996. These are the only two series of the Company.

     Each Fund pursues the same strategy through two investment objectives. The first objective is to provide a guaranteed return, on or after a stated maturity date (November 15, 2005 for the Children's Fund, November 15, 2003 for the Retiree Fund; each a "Maturity Date"), of the full amount originally invested (including any sales charge paid) by each Shareholder who has reinvested all dividends and distributions. Each Fund pursues this first objective by investing a portion of its assets in U.S. Treasury zero coupon securities, combined with further assurance from a guarantee (the "Manager's Guarantee") provided by AIG Capital Management Corp., the Funds' investment adviser (the "Manager"). The Manager's obligations under each guarantee are backed by American International Group, Inc. ("AIG") pursuant to a separate support agreement. The Manager is an indirect wholly-owned subsidiary of AIG. Each Fund's second objective is to achieve total return on capital through both capital growth (realized and unrealized) and income by investing the balance of its assets in the First Global Equity Portfolio (the "Equity Portfolio"), an open-end management investment company that is registered under the 1940 Act and that invests in a globally diversified portfolio of equity securities.

     The Plan, as approved by the Board of Directors, provides for: (1) calculation and payment by the Manager of all amounts payable to each Fund pursuant to an amended Manager's Guarantee, as discussed below; (2) the complete liquidation of all of the assets of each Fund; (3) a ratable distribution to Shareholders of each Fund's net assets (including the full amount due under the amended Manager's Guarantee); (4) de-registration of the Company under the 1940 Act; and (5) the subsequent dissolution of the Company as a Maryland corporation.

     The Plan is designed to preserve the feature of the Funds that guarantees to Shareholders the return of at least their original investment in Shares held until the applicable Maturity Date, including any sales charges paid. In connection with the proposed liquidation, the Manager has agreed to amend each Manager's Guarantee to accelerate each Fund's Maturity Date to coincide with the closing date for the liquidation. Under the amended Manager's Guarantee, Fund Shares outstanding on the closing date for the liquidation (the "Liquidation Date") will receive the benefit of the following guarantee at the Liquidation
Date: If the current net asset value per Share (the "NAV") of a Fund is less than the highest closing NAV of that Fund during its limited offering period, plus the maximum front-end sales charge (which together total a "Guarantee Price" of $11.06 per Share for the Children's Fund and $10.83 per Share for the Retiree Fund), the Manager will make a payment directly to the Fund in an amount sufficient to increase the value of all then-outstanding Shares to the Guarantee Price. Accordingly, this payment, if required, will increase the value of all outstanding Shares of a Fund by the identical amount, and all Shareholders of that Fund holding their Shares until the Liquidation Date will therefore be assured of receiving at least the Guarantee Price for those Shares (except as provided in the next paragraph). On November __, 1997, the closing NAVs of the Children's Fund and the Retiree Fund were __ and __, respectively.

     It is highly unlikely that the Company will declare a dividend with respect to either Fund prior to the Liquidation Date. However, if a dividend is in fact declared and paid with respect to a Fund prior to the Liquidation Date, any payment required to be made by the Manager to a Fund pursuant to the amended Manager's Guarantee as discussed above will be reduced to reflect the prior payment of such dividend on Fund Shares. In such a case, Shareholders will receive a price for their Shares at liquidation that is lower than the Guarantee Price quoted above. However, because they will have received a dividend consisting of either cash or additional Shares of the Fund prior to the Liquidation Date, the economic effect to Shareholders will be substantially the same. In such a situation, the difference between the Guarantee Price and the price received by all Shareholders of that Fund at liquidation will be substantially the same as the value of the related dividend.

     In connection with the amendment of the Manager's Guarantee as discussed above, AIG has agreed to a corresponding amendment to the support agreement between AIG and the Manager relating to each Fund, under which AIG or a subsidiary will pay to a Fund any amount payable under the related amended Manager's Guarantee which the Manager is unable to pay.

     In the event the Plan is not approved by Shareholders with respect to either Fund, the amended Manager's Guarantee and related support agreement pertaining to that Fund will not take effect, and the Directors will consider what action, if any, should be taken. If the Shareholders of one Fund approve the proposal and the Shareholders of the other Fund fail to approve the proposal, the Company will not be dissolved and the Fund with respect to which the Plan was not approved will not be liquidated, although the other Fund will still be liquidated (with the amended Manager's Guarantee and support agreement for that Fund taking effect) and its assets distributed to Shareholders as described above.

II. REASONS FOR LIQUIDATION

          The Board of Directors of the Company has approved the proposed liquidation and recommended it for approval by the Funds' Shareholders because neither Fund has raised sufficient assets to permit the effective management of the equity portion of its portfolio or to provide the economies of scale necessary to limit Fund expense ratios to acceptable levels. The Board has, therefore, determined that the liquidation of the Funds and the subsequent dissolution of the Company is in the best interests of the Funds and their Shareholders.

  The Funds' Shares were originally marketed as specialized products designed for investors with specific investment goals. As indicated above, each Fund has an investment objective to provide a guaranteed return, on or after its stated Maturity Date, of the full amount originally invested (including any sales charges paid) by each Shareholder who has reinvested all dividends and distributions. Each Fund pursues this objective by investing a portion of its assets in U.S. Treasury zero coupon securities, combined with further assurance from the related Manager's Guarantee.

  Each Fund needed to raise a certain minimum level of assets in order to create an effectively diversified investment portfolio and to take advantage of economies of scale (by spreading Fund expenses over a large asset base). The Funds were sold during a limited offering period because of the unique characteristics of the repayment objective and guarantee feature and the nature of the obligation undertaken by the Manager as guarantor. The Funds are the feeder funds in a two-tiered master/feeder structure and it was hoped that each individual fund offering would successfully raise a critical mass of assets at that "feeder" fund level, and that the collective assets of the funds in the complex would result in a critical mass of assets at the master fund level.

  The initial market response to each Fund was less than anticipated. To provide additional time to raise new assets, the offering period for the Children's Fund was extended twice and the offering period for the Retiree Fund was extended once, the most recent extension for each having ended on September 30, 1997. Nevertheless, neither Fund has approached attaining the asset levels necessary for a viable mutual fund, viewed both from an expense and a portfolio management standpoint. As of September 30, 1997, assets of the Children's Fund and the Retiree Fund totaled approximately $3.9 million and $5.0 million, respectively. Absent voluntary waivers and expense reimbursements from the Manager, which to date have served to limit the expenses of the Children's Fund and the Retiree Fund to 2.00% and 1.95% of average daily net assets, respectively, the expense ratios of those Funds on September 30, 1997 would have been approximately 9.89% and 6.78%, respectively. The Manager has agreed to maintain the current expense limitation on each Fund until at least April 1, 1998 or, if the Plan is approved with respect to a Fund, the Liquidation Date.

  The Company's management informed the Board of its view that, without a significant increase in asset levels, the continued operation of the Funds is neither economically feasible nor consistent with the interests of Fund Shareholders. Management also indicated that, in light of current market conditions, as well as management's experience with marketing efforts on behalf of the Funds to date, further extensions of the offering periods for the Funds could not be expected to be successful in reversing the situation. Management reported to the Board on various efforts it had undertaken to develop alternative distribution arrangements for the Funds. Management's efforts on behalf of the Funds included discussions with various parties regarding a possible strategic alliance for the distribution and/or management of the Funds. Other possible alternatives, including combining the Funds or restructuring the Funds within the AIG organization, were also explored. None of the alternatives that were considered proved to be viable. Management therefore recommended the liquidation of the Funds and the subsequent dissolution of the Company.

  Prior to its consideration of the liquidation proposal, the Board met regularly with management regarding the status of marketing efforts on behalf of the Funds and management's progress in developing alternative arrangements for the Funds. In considering the liquidation proposal, the Board noted the results of past marketing efforts and the likelihood of whether further extensions of the offering periods might prove successful in raising asset levels significantly. The Board considered the effect of each Fund's size on its expense ratio, with and without the voluntary expense limitation undertaken by the Manager, as well as the long-term effect of the expense limitation on the Manager and its relationship to the Funds. The Board also considered the fact that the small size of the Funds impedes the management of their respective portfolios, particularly the management of the assets of each Fund that are held in the Equity Portfolio, the master fund in the master/feeder arrangement discussed above.

  The Board also considered the fact that the Manager had agreed to amend the Manager's Guarantee relating to each Fund to provide the benefits of the guarantee to the liquidation proceeds, in effect accelerating each Fund's Maturity Date to the Liquidation Date. The Directors noted that the amendment of the guarantee and the related amendment of the support agreements would provide a benefit to Shareholders.

  The Board also considered alternatives to liquidation, including the continuation of each Fund until its respective Maturity Date, as well as the options explored by management on behalf of the Funds.

  On the basis of this review, the Board unanimously determined that the liquidation of the Funds and the dissolution of the Company in the form proposed is in the best interests of each Fund and its Shareholders.

III. DESCRIPTION OF THE PLAN

     Under the Plan, on the date on which the Plan is approved by a Fund's Shareholders (the "Effective Date"), the Company will cease to conduct business with respect to that Fund except as is required to carry out the terms of the Plan. Thereafter, all securities and other assets held by the Fund not already held in cash or cash equivalents will be converted to cash or cash equivalents. In this regard, each Fund will tender for redemption its shares of the Equity Portfolio on the Effective Date. The Manager and/or AIG Global Investment Corp., the Funds' sub-advisor, will undertake to liquidate that Fund's assets, including a ratable portion of the assets held in the Equity Portfolio, at market prices and on such terms and conditions as they shall determine to be reasonable and in the best interests of the Funds and their Shareholders. In no event will any of the portfolio securities owned by the Funds or by the Equity Portfolio be sold at a price which is less than the best price available in the public market at the time of sale. On the Effective Date, the officers of the Company will establish a liquidation date, and the interests of Shareholders in the assets of the Funds will be fixed on the basis of their shareholdings at the close of business on the business day prior to the liquidation date.

     Immediately prior to the distribution of the Funds' assets (the "Distribution"), the officers of the Company shall determine the amounts payable to each Fund pursuant to the Manager's Guarantee, if any. The Company will then arrange for payment of those amounts by the Manager. In the event of the Manager's inability to pay such amounts in part or in full, the officers of the Company will arrange for the payment of such amounts by AIG pursuant to the amended support agreement between the Manager and AIG relating to that Fund.

     The ratable distribution of the Funds' assets to Shareholders will be made in a single cash payment (the "Liquidation Distribution"). The Distribution of each Fund's assets is expected to consist of cash representing all of the assets of that Fund, less the amount, if any, reserved to pay liabilities and expenses of the Fund.

     At present, the date or dates on which the Funds will pay the Liquidation Distribution to Shareholders and on which the Funds will be liquidated are not known to the Company, but it is anticipated that, if Shareholders adopt the Plan at the meeting held on December 19, 1997, the liquidation will occur on or prior to January 31, 1998. Shareholders would receive their distributions without any further action on their part.

     In connection with the liquidation of the Funds' assets, the Funds will redeem their shares of the Equity Portfolio. Because AIG companies also own shares of the Equity Portfolio, which they are expected to hold beyond the liquidation of the Funds, Shareholders are not being asked to approve the liquidation and termination of the Equity Portfolio. AIG companies, which will then be sole shareholder of the Equity Portfolio, are expected to effect the subsequent liquidation and dissolution of the Equity Portfolio.

     The Plan will not effect the right of a Shareholder to redeem his or her shares of the Funds. Therefore, a Shareholder may redeem Shares in accordance with the redemption procedure set forth in the Funds' respective prospectuses without the necessity of waiting for the Funds to take any action. HOWEVER, UNDER THE PLAN, SHAREHOLDERS REDEEMING THEIR SHARES OF THE FUNDS PRIOR TO THE LIQUIDATION DATE WOULD NOT BE ASSURED OF RECEIVING THE GUARANTEE PRICE (ADJUSTED FOR ANY DIVIDENDS) FOR THEIR SHARES. SUCH SHARES WOULD BE REDEEMED AT THEIR THEN-CURRENT NAV (see Section I - Introduction and Background).

     The Plan also provides that the Directors shall have the authority to authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to carry out the purposes of the Plan. None of the Shareholders of the Funds will be entitled to exercise any dissenter's rights or appraisal rights regarding the liquidation of the Funds' assets or the dissolution of the Company under either the Plan, the 1940 Act or Maryland Law.

IV. FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to Shareholders relating to receipt of the Liquidation Distribution from the Funds pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Funds resulting from their liquidation and the dissolution of the Company. The Funds have not sought a ruling from the Internal Revenue Service with respect to this liquidation and dissolution.

     As discussed above, pursuant to the Plan, the Funds will sell their assets and distribute the proceeds to their Shareholders. The Company anticipates that the Funds will retain their qualification as regulated investment companies under the Internal Revenue Code of 1986, as amended, during the liquidation period and will not be taxed on any of their income realized from this sale of assets. The Company also anticipates that any payments to the Funds under the amended Manager's Guarantees will not alter the Funds' status as regulated investment companies under Subchapter M of the Internal Revenue Code.

     For federal income tax purposes, a Shareholder's receipt of the Liquidation Distribution will be a taxable event and will be treated as a sale of the Shareholder's Shares in exchange for the Liquidation Distribution. Each Shareholder will recognize gain or loss in an amount equal to the difference between the Liquidation Distribution he or she receives and the adjusted tax basis of his or her Shares. Because of the amended Manager's Guarantee, as discussed above, it is expected that all Shareholders will recognize gain, except in limited circumstances such as a Shareholder who opened his or her Fund account as a rollover of a retirement plan investment with an adjusted tax basis in excess of the Guarantee Price. Assuming the Shareholder holds his or her Shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss. If the Shares have been held for more than eighteen months, the gain or loss will constitute a long-term capital gain or loss; if Shares have been held for more than one year but not more than eighteen months, gain or loss will be mid-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Shareholders should be aware that the Funds will be required to withhold 31% of the Liquidation Distribution proceeds payable to any individual and certain other non-corporate Shareholders who do not provide the Fund with a correct taxpayer identification number or who are otherwise subject to backup withholding. It is anticipated that the Liquidation Distribution will occur during January 1998.

          The receipt of a Liquidation Distribution by an individual retirement account or annuity ("IRA") that holds Shares will not be taxable to the IRA owner for federal income tax purposes. If under the terms of the IRA the Liquidation Distribution must be distributed to the IRA owner, however, the distribution would be taxable for federal income tax purposes and, if the owner has not attained age 59 1/2, generally also would be subject to an additional 10% early withdrawal tax. Nonetheless, in such a circumstance a taxable event may be avoided either (i) by transferring the IRA account balance before it is distributed directly to another IRA custodian or trustee or (ii) by rolling over the distribution within 60 days of the date of the distribution to another IRA. An IRA may be rolled over only once in any one year period; therefore, a rollover will not be an available alternative if the IRA was rolled over at any time within the one year period preceding the date of the distribution. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs that will receive Liquidation Distributions should consult with their own tax advisers concerning the consequences of the Liquidation Distribution in advance of the Liquidation Distribution.

     The distribution of liquidation proceeds to a custodian for a minor holding Shares pursuant to the Uniform Gifts to Minors Act (the "UGMA") would not affect the status of the assets for purposes of the UGMA, although the minor Shareholder may realize gain upon the liquidation.

     The information above is only a summary of some of the federal income tax consequences generally affecting the Funds and its individual U.S. Shareholders resulting from the liquidation of the Funds. This summary does not address the particular federal income tax consequences applicable to Shareholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences of the liquidation may affect Shareholders differently depending upon their particular tax situations, and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

          SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING THE LIQUIDATION DISTRIBUTION WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

V. FUND ACTIVITY FOLLOWING THE LIQUIDATION.

     Following liquidation, the Company intends to file an application with the Securities and Exchange Commission to de-register as an investment company under the 1940 Act. The Company will also file Articles of Dissolution in accordance with applicable provisions of Maryland law.

VI. CONCLUSION

     THE DIRECTORS RECOMMEND VOTING "FOR" THE PROPOSAL TO LIQUIDATE THE FUNDS AND DISSOLVE THE COMPANY PURSUANT TO THE TERMS AND CONDITIONS OF THE PLAN AS DESCRIBED ABOVE. IN THE EVENT THE PLAN IS NOT ADOPTED WITH RESPECT TO EITHER FUND, THE DIRECTORS WILL CONSIDER WHAT ACTION, IF ANY, SHOULD BE TAKEN.

VII. OTHER BUSINESS

     The Directors are not aware of any other matters to be presented at the Meeting other than the proposal set forth in this Proxy Statement. If any other business properly comes before the Meeting, the persons named in the accompanying proxy will exercise their best judgment in deciding how to vote on such matters.

VIII. PRINCIPAL STOCKHOLDERS

     As of the Record Date, the following persons owned beneficially more than 5% of the Shares of a Fund:

--------------------------------------------------------------------------------
Name and Address      Fund        Number of Shares Owned     Percentage of Fund
                                                             Outstanding
--------------------------------------------------------------------------------

IX. DIRECTORS AND EXECUTIVE OFFICERS

     As of the Record Date, none of the Directors or executive officers of the Company owned any Shares of either Fund.

X. ADDITIONAL INFORMATION

     The Funds will incur expenses in connection with preparing and mailing the enclosed form of proxy and accompanying Notice and Proxy Statement. The Funds will also reimburse banks, brokers, and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the Shares of the Funds. In addition, if the Plan is approved by Shareholders, the Funds will incur costs in connection with their liquidation and the dissolution of the Company. However, because of the existence of voluntary expense limitations on the part of the Manager that are currently in place, as discussed above, as well as the amended Manager's Guarantee, also discussed above, the Manager (and not the Funds) will in effect assume all of these costs.

     If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "Abstentions"), the Funds' Shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for the proposal described herein. It is not expected that representatives of the Funds' independent auditors will be present at the Meeting.

     In the event that the Funds are not liquidated and the Company not dissolved, proposals of Shareholders intended to be presented at the next Shareholder meeting must be received by the

Company within a reasonable period of time prior to the mailing of the proxy materials sent in connection with that meeting for inclusion in the proxy statement for that meeting. The submission by a Shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws.

XI. FUND MANAGEMENT

          The Manager's principal office is located at 70 Pine Street, New York, New York 10270. The Funds' subadvisor is AIG Global Investment Corp., an indirect wholly-owned subsidiary of AIG, whose principal office is at 175 Water Street, New York, New York 10038. The Funds' distributor and principal underwriter is AIG Equity Sales Corp. whose principal office is at 80 Pine Street, New York, New York 10005. The Funds' administrator and transfer agent is PFPC Inc. whose principal office is located at 400 Bellevue Parkway, Wilmington, Delaware 19809. The Funds' custodian is PNC Bank, National Association, whose office is located at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113. PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE COMPANY OR BY SUBMITTING A PROXY CARD BEARING A LATER DATE.

November __, 1997

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 Gary M. Gardner
                                 Secretary

                                   EXHIBIT A

                      PLAN OF LIQUIDATION AND DISSOLUTION

                                      FOR

                            AIG ALL AGES FUNDS, INC.

This Plan of Liquidation and Dissolution (the "Plan") of AIG All Ages Funds, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation of each of the Company's two series of shares, the AIG Children's World Fund - 2005 ("Children's Fund") and the AIG Retiree Fund - 2003 ("Retiree Fund") (each a "Fund" and Collectively, the "Funds"), and dissolution of the Company in conformity with the provisions of the Company's Articles of Incorporation, By-Laws and Maryland law.

          1.  Effective Date of Plan.  The Plan shall become effective only upon
              ----------------------
approval of the liquidation of the Funds and of the dissolution of the Company by the shareholders of both Funds. The date of such approval is hereinafter called the "Effective Date."

          2.  Cessation of Business.  After the Effective Date, the Company
              ---------------------
shall cease its operations, and thereafter, shall not engage in any business activities except for the purposes of liquidating and preserving the value of the Funds' assets and distributing such assets to the Funds' respective shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Funds.

          3.  Restriction of Transfer and Redemption of Shares.  On the
              ------------------------------------------------
Effective Date, the officers of the Company shall establish a liquidation date, and the interests of shareholders in the assets of the Funds shall be fixed on the basis of their shareholdings at the close of business on the business day prior to the liquidation date, at which time the books of the Company shall be closed.

          4.  Liquidation of Assets.  As soon as it is reasonable and
              ---------------------
practicable after the Effective Date, all portfolio securities of the Funds not already converted to cash or cash equivalents shall be converted to cash or cash equivalents. In this regard, each Fund will tender for redemption its shares of beneficial interest in the First Global Equity Portfolio on the Effective Date.

          5.  Payments of Debts.  As soon as practicable after the Effective
              -----------------
Date, each Fund shall determine and shall pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Distribution provided for in Section 7 below, subject to Section 9 below.

          6.  Guarantee Agreement.  Immediately prior to the Distribution
              -------------------
provided for in Section 7 below, the officers of the Company shall determine the amount, if any, payable to each Fund pursuant to the Amended Guarantee Agreement dated October __, 1997 between the Company on behalf of that Fund and AIG Capital Management Corp. (the "Manager"), and will arrange for the payment thereof by the Manager. In the event of the Manager's inability to pay such amounts in part or in full, the officers of the Company shall arrange for the payment of such amounts by American International Group, Inc. ("AIG") or its subsidiaries pursuant to the Amended Support Agreement dated October __, 1997 between the Manager and AIG relating to that Fund.

          7.  Liquidating Distribution.  Each Fund's assets shall be distributed
              ------------------------
ratably among the shareholders of record of that Fund as of the Effective Date in a single cash payment. The distribution of the Fund's assets (the "Distribution") is expected to consist of cash representing all the assets of the Fund, less the amount, if any, reserved to pay creditors of the Fund.

          8.  Deregistration and Dissolution.  As soon as practicable after the
              ------------------------------
liquidation and dissolution provided for in Section 7 above, the Company shall be deregistered as an investment company under the Investment Company Act and dissolved as a corporation pursuant to applicable provisions of Maryland law.

          9.  Expenses of the Liquidation and Dissolution.  All of the expenses
              -------------------------------------------
incurred by the Company in carrying out this Plan shall be borne ratably by the Funds, subject to any expense limitation arrangement with the Manager, as described in the Company's then-current registration statement on Form N-1A.

          10.  Approval on Behalf of One Fund.  In the event the Plan is
               -------------------------------
approved by the shareholders of only one of the Funds, the provisions of this Plan shall apply with respect to the liquidation of that Fund; provided that no action shall be taken in respect to the dissolution of the Company until the Plan has been approved by the shareholders of both Funds.

          11.  Power of Board of Directors.  The Board of Directors and, subject
               ---------------------------
to the direction of the Board of Directors, the officers of the Company, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including preparing and executing documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

          12.  Amendment of Plan.  The Board shall have the authority to
               -----------------
authorize such variations from or amendments of the provisions of the Plan (other than the terms of the Liquidation Distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Company, and the distribution of assets to shareholders in accordance with the purposes to be accomplished by the Plan.

                            AIG Retiree Fund - 2003
                      a series of AIG ALL AGES FUNDS, INC.

               SPECIAL MEETING OF SHAREHOLDERS  DECEMBER 19, 1997

Please refer to the Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF STOCK OF THE AIG RETIREE FUND - 2003 HEREBY CONSTITUTES AND APPOINTS DAVID HARTMAN, EDWARD REGINALD AND WALTER JOSIAH, OR ANY OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIG ALL AGES FUNDS, INC.

 ------------------------------------------------------------------------------
     Detach card at perforation and mail in postage paid envelope provided

I. Vote on Proposal to approve the liquidation of the AIG Retiree Fund - 2003 and dissolution of AIG All Ages Funds, Inc. pursuant to the Plan of Liquidation and Dissolution attached to the Proxy Statement as EXHIBIT A.

      FOR                   AGAINST                  ABSTAIN
     [   ]                   [   ]                    [   ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

 ------------------------------------------------------------------------------
     Detach card at perforation and mail in postage paid envelope provided

                            AIG Retiree Fund - 2003
                      a series of AIG ALL AGES FUNDS, INC.

                                     PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL.

Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                    X____________________________

                                    _____________________________
                                    _____________________________

                                    X____________________________

                                    _____________________________
                                    _____________________________

                                    Dated:_______________________

                                    ____________________, 1997

                        AIG Children's World Fund - 2005
                      a series of AIG ALL AGES FUNDS, INC.

               SPECIAL MEETING OF SHAREHOLDERS  DECEMBER 19, 1997

Please refer to the Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF STOCK OF THE AIG RETIREE FUND - 2003 HEREBY CONSTITUTES AND APPOINTS DAVID HARTMAN, EDWARD REGINALD AND WALTER JOSIAH, OR ANY OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIG ALL AGES FUNDS, INC.

 ------------------------------------------------------------------------------
     Detach card at perforation and mail in postage paid envelope provided

I. Vote on Proposal to approve the liquidation of the AIG Children's World Fund - 2005 and dissolution of AIG All Ages Funds, Inc. pursuant to the Plan of Liquidation and Dissolution attached to the Proxy Statement as EXHIBIT A.

      FOR                   AGAINST                  ABSTAIN
     [   ]                   [   ]                    [   ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

 ------------------------------------------------------------------------------
     Detach card at perforation and mail in postage paid envelope provided

                        AIG Children's World Fund- 2005
                      a series of AIG ALL AGES FUNDS, INC.
                                     PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL.

Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                    X____________________________

                                    _____________________________
                                    _____________________________

                                    X____________________________

                                    _____________________________
                                    _____________________________

                                    Dated:_______________________

                                    ____________________, 1997